Exhibit 5.1

March 7, 2006

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600

Walnut Creek, Ca 94597

Re:	Central Garden & Pet Company
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, File No. 333-122031 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Central Garden & Pet Company, a Delaware corporation (the “Company”), of securities with an aggregate offering price of up to $300,000,000, which Registration Statement was declared effective by the Commission on February 2, 2006. In connection with the sale by the Company of 1,975,000 shares of the Company’s common stock (the “Shares”), par value $.01 per share, under the Registration Statement, the Company filed a prospectus supplement with the Commission in accordance with Rule 424(b)(5) under the Securities Act on March 6, 2006 (the “Prospectus Supplement”).

We have examined the Registration Statement, the Prospectus Supplement and such instruments, documents, and records that we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied on representations, statements or certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the Shares to be issued and sold by the Company are validly authorized, and, when issued against payment of the purchase price therefor in the manner described in the Prospectus Supplement, will be legally issued, fully paid and nonassessable.

Central Garden & Pet Company

March 7, 2006

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K and any amendment thereto, and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP